Exhibit 10.2

STEEL EXCEL INC.
AMENDMENT NO. 4
TO
2004 EQUITY INCENTIVE PLAN
Pursuant to Section 15 of the Steel Excel  Inc. 2004 Equity Incentive Plan, as amended as of August 20, 2008, and further amended on November 17, 2011, and further amended as of August 7, 2012 (the “Plan”), the Plan is hereby further amended as follows, effective as of May 21, 2013:
1.             Section 11(a) of the Plan is amended to delete the sentence “Restricted Stock Units may not vest for at least one year from the date of grant.”
Except as modified by this Amendment No. 4, the Plan shall remain unchanged and shall remain in full force and effect.